UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 8, 2014

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House,

1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 8, 2014, the U.S. Patent and Trademark Office issued to Jazz Pharmaceuticals, Inc., a wholly owned subsidiary of Jazz Pharmaceuticals plc (the “Company”), a patent entitled “Method of Administration of Gamma Hydroxybutyrate with Monocarboxylate Transporters.” This patent relates to the safe and effective use of Xyrem® (sodium oxybate) oral solution by decreasing the dose of Xyrem in patients receiving a concomitant dose of divalproex sodium (also referred to as valproate or valproic acid), as provided in the Xyrem label. The Company intends to submit this patent, U.S. Patent No. 8,772,306, for listing in the U.S. Food and Drug Administration’s publication Approved Drug Products With Therapeutic Equivalence Evaluations (the “Orange Book”). This patent will expire on March 15, 2033.

This report contains forward-looking statements, including, but not limited to, statements related to the expected listing of the patent identified in this report in the Orange Book. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of the risks and uncertainties associated with regulatory matters and the protection of the Company’s intellectual property rights, as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and future filings and reports by the Company. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

Date: July 8, 2014